  As filed with the Securities and Exchange Commission on August 26, 2021

File No. 024-11595

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST QUALIFICATION AMENDMENT NO. 1

TO

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

VORTEX BRANDS CO.
(Exact name of registrant as specified in its charter)

Date:  August 26, 2021

Colorado	7389	81-1007448
(State of Other Jurisdiction Of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Attn: Todd Higley

Chief Executive Officer

3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835

Telephone: 213-260-0321

Please send copies of all correspondence to our corporate business address:

Attn: Todd Higley, CEO

3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835

Telephone: 213-260-0321

The address for our corporate agent of service:

1942 Broadway Street, Suite 314C, Boulder, CO 80302

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

August 26, 2021

Subject to Completion

  EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A originally filed by Vortex Brands Co. (the “Company”) on July 30, 2021, and qualified on August 23, 2021. The primary purpose of this post-qualification amendment is to fix a typographical error whereby the company has 256,750,000 not 263,000,000 shares of common stock outstanding as previously reflected in the Regulation A.   Additionally, the Company is adding Exhibit 1 2.1.

The Company is offering up to 200,000,000 shares at a purchase price of $0.01 per share. Other than revising the disclosure in in this Offering Circular as necessary to reflect events described above, no other modifications have been made.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

VORTEX BRANDS CO.

UP TO 2,000,000,000 SHARES OF COMMON STOCK

PRICE: $0.01 PER SHARE

MINIMUM INVESTMENT: $0.01 (1 SHARE)

SEE “SECURITIES BEING OFFERED” AT PAGE 40

Vortex Brands Co., a Colorado corporation (the “Company,” “we,” “us,” or “our,”) is offering a maximum of up to 2,000,000,000 shares of our Common Stock, par value $0.0001 per share (referred to herein as the “Shares” or the “Common Stock”) in a “Tier 1” offering under Regulation A (the “Offering”). The minimum investment amount per investor in this offering is $0.01 or one (1) share of Common Stock.

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by our Chief Executive Officer, Todd Higley, who will not receive any commissions or other remunerations for his efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution” on page 20 in this Offering Circular.

All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of $0.01 per share for the duration of the Offering. There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or to pay for the expenses of this Offering. Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “VTXB.” On August 25, 2021, the last reported sale price of our Common Stock was $0.0087 per share.

The approximate date of the commencement of the sales of the Shares in this Offering will be within two calendar days from the date on which the Offering is qualified by the Securities and Exchange Commission (the “SEC” or the “Commission”) and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

Under Tier 1 offering, a company can raise up to $20 million in any 12-month period. For Tier 1 offerings, the offering circular must be filed with, and is generally subject to review and qualification by, the staff at the SEC and by the securities regulator in the states where the offering is being conducted. The financial statements disclosed in a Tier 1 offering do not have to be audited.

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Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 8 of this Offering Circular about the risks you should consider before investing.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Number of Common Stock	PRICE TO	SELLING AGENT	PROCEEDS TO
Shares	PUBLIC	COMMISSIONS	THE COMPANY (1)
Per Share 1	$0.01	0.00	$0.01
Maximum Offering 2,000,000,000	$20,000,000	0.00	$20,000,000

______________

(1)

Before the payment of our expenses in this Offering which we estimate will be approximately $27,500. See “Use of Proceeds” appearing on page 22 of this Offering Circular. All expenses of the offering will be paid for by us using the proceeds of this Offering.

If all the Shares are not sold in the Company’s Offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the Offering, which the Company estimates at $27,500. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases Shares will have no assurance that any monies, beside their own, will be subscribed to in the Offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this Offering are being paid for by the Company from the proceeds of the Offering.

Management will make its best effort to fill the subscription in the State of Colorado and in the State of Delaware. However, in the event that management is unsuccessful in raising the required funds in the aforementioned states, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the offering circular format described in Part II of Form 1-A

The date of this Offering Circular is August 26, 2021

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We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this Offering Circular relating to industry data are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The industry market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

STATE LAW EXEMPTION AND INVESTMENT LIMITATIONS

As a Tier 1 offering pursuant to Regulation A under the Securities Act, this Offering is not exempt from state law “Blue Sky” review and is subject to meeting certain state filing requirements and complying with certain anti-fraud provisions.

Each state has separate filing requirements for Tier 1, Regulation A+ filings: for example, Colorado requires the following:

Colorado accepts the uniform application through the North American Securities Administrators Association (NASAA) to register securities and allows for electronic signature of forms.

Registration requires filing or delivery of:

●	Form U-1.
●	Registration statement.
●	Copy of latest prospectus, offering circular, or letter of notification filed under the 1933 Act.
●	Copy of issuer’s articles of incorporation and bylaws.
●	Copy of an underwriting agreement. (if any)
●	Copy of indenture or other instrument governing issuance. (if any)
●	Specimen, copy, or description (including details of all terms and conditions) of security to be offered and sold.
●	Copy of other information filed under the 1933 Act that may be requested by the Commissioner.
●	Consent to service of process on Form U-2.
●	NASAA Form U-2A.
●	Fee. Make out to Colorado State Treasurer.
●	Closing report on Colorado Form RC-C.

Because this is a Tier 1, Regulation A Offering, there are no limitations on whether you can invest, or how much you can invest, if you are investing in an offering relying on Tier 1.

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire offering circular carefully, especially the risks of investing in the Shares discussed under “Risk Factors,” before making an investment decision. In this Offering Circular, ‘‘Vortex Brands,’’ “Vortex,” “the “Company,’’ ‘‘we,’’ “VTXB,” ‘‘us,’’ and ‘‘our,’’ refer to Vortex Brands Co. unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending February 28 (February 29 for leap years). Unless otherwise indicated, the term ‘‘Shares” refers to shares of the Company’s Common Stock. All dollar amounts refer to US dollars unless otherwise indicated.

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The Company

Vortex Brands has two distinct lines of business: (1) provide as a service multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities in the United States; and (2) Bitcoin Mining.

Our Company will provide as a service multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities in the United States. PAS is a one-of-a-kind technology designed to address a one-hundred-year-old inherent problem that was thought to be unsolvable: the inefficient power consumption caused by electric motors. The solution will extend the life of the grid by protecting it from excessive wear and damage, improve grid reliability by reducing line congestion and increasing reserve margin, while creating true cost savings for the utility. Poor power efficiency has been the unsolvable issue in every facility that operates electric motors. PAS is designed to address industrial and commercial use applications in a scalable solution. Revenues will be generated from a service fee we will charge that shares a portion of the savings for the electric utility created by each PAS service installation.

Our company holds the irrevocable right to purchase all components necessary to effectuate the PAS system from Tripac Systems, who has done the research and development of PAS equipment over more than 25 years. Their capabilities include experience at assembling the equipment from off-the-shelf components and designing the plans and schematics for PAS equipment. Our Company, together with Tripac Systems, will effectuate the service program and we are likely to have multiple pilot program PAS units operating in one or more locations, to collect initial data on performance prior to a full roll-out. Current efforts are focused on site selection for PAS installations as well as stakeholder and industry support of the pilot program. We have not sold any products or generated any revenues to date from PAS equipment.

The Company also intends to engage in “Bitcoin Mining” – i.e. the process by which Bitcoins are created, resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort.

The Company intends to purchase and maintain ASIC (application-specific integrated circuit) computers - computers that are specifically designed for cryptocurrency mining - that will be used for Bitcoin Mining. We plan to place the Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. As of the date of this Offering Circular, we have not generated any revenues to date or acquired any Bitcoin Mining equipment.

Vortex Brands Co. (“Vortex Brands”, “we”, “us”, “our”, the “Company” or the “Registrant”) was originally incorporated in the State of Colorado on May 6, 2005 under the name of Global Sunrise, Inc. On January 15, 2007 the Company changed its name to Zulu Energy Corp. On May 29, 2014, the Company changed its name to Vortex Brands Co. The Company trades on OTC Markets PINKS under the symbol “VTXB”.

Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835 and our registered office is located at 1942 Broadway Street, Suite 314C, Boulder, CO 80302. Our telephone number is 213-260-0321. Our E-Mail address is info@vortexbrands.us.

The address of our web site is www.vortexbrands.us and www.blockchainenergyinc.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

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The Company has incurred the following operating losses:

For the period ended February 28, 2021:

Operating Loss: $216,459

Accumulated deficit: $1,082,127

For the period ended February 29, 2020:

Operating Loss: $437,493

Accumulated deficit: $865,668

In addition, of February 28, 2021, our current liabilities exceeded current assets. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

THE OFFERING

Securities being offered by the Company	2,000,000,000 shares of Common Stock, at a fixed price of $0.01 offered by us directly through this Offering Circular.

Securities being offered by the Selling Stockholders	None.

Offering price per share	$0.01

Number of shares of Common Stock outstanding before the offering	256,750,000 shares of Common Stock are currently issued and outstanding.

Number of shares of Common Stock outstanding after the offering	256,750,000 shares of Common Stock will be issued and outstanding if we sell all of the shares we are offering herein.

Number of other classes of stock outstanding before the offering	The following shares are currently issued and outstanding: 4,592,900 shares of Series C Preferred Stock

Number of other classes of stock outstanding after the offering of common stock	The following shares are currently issued and outstanding: 4,592,900 shares of Series C Preferred Stock

The minimum number of shares to be sold in this offering	None.

Market for the shares of Common Stock	Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “VTXB.” On August 25, 2021, the last reported sale price of our Common Stock was $0.0087 per share.

Use of Proceeds

We intend to use the proceeds of this Offering to pay all of the expenses of the Offering, and to use the remaining proceeds (i) to fund our Bitcoin Mining operations. We will also use a portion of the proceeds from this offering for general operating capital. We reserve the right to change the foregoing use of proceeds if management believes it is in the best interests of the Company.

Termination of the Offering

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this Offering Circular for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Offering Circular. The statements contained in this Offering Circular that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited operating history with respect to our new line of business. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

There is no guarantee we will be successful in generating revenues from our operations, which could significantly harm our operating results, and our viability as a Company. Our limited operating history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects with respect to either line of our business.

Our management has concluded that there is a substantial doubt about our ability to continue as a going concern.

The Company has incurred the following losses:

For the period ended February 28, 2021:

Operating Loss: $216,459

Accumulated deficit: $1,082,127

For the period ended February 29, 2020:

Operating Loss: $437,493

Accumulated deficit: $865,668

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In addition, as of February 28, 2021 our current liabilities exceeded current assets. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations. Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying unaudited consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

The Company has not generated any revenues to date since our inception, December 28, 2017.

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management’s plan will be successful.

Our financial statements are unaudited

The Company’s financial statements have not been audited. As a Tier 1 issuer, we will be exempt from any independent auditor attestation requirements concerning any financials, so long as we are a Tier 1 issuer. We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

We are reliant on the efforts of our executive officer, Todd Higley.

We rely on our Chief Executive Officer, Todd Higley, and will need additional key personnel to grow our business, and the loss of key personnel or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our Chief Executive Officer, who has expertise that could not be easily replaced if we were to lose his services.

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The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Currently, there is relatively limited use of Bitcoin in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect our results of operations.

Bitcoin has only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets and use of Bitcoin by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Bitcoin. Many industry commentators believe that Bitcoin’s best use case is as a store of wealth, rather than as a currency for transactions, and that other cryptocurrencies having better scalability and faster settlement times will better serve as currency. This could limit Bitcoin’s acceptance as transactional currency. A lack of expansion by Bitcoin into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Bitcoin Index Price, either of which could adversely affect our results of operations.

If regulatory changes or interpretations require the regulation of Bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoins are treated for classification and clearing purposes. In particular, Bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate Bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our Bitcoin Mining operations. Any such action may adversely affect an investment in us.

To the extent that Bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude Bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our Bitcoin Mining operations. Any such action may adversely affect an investment in us.

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We may not be able to respond quickly enough to changes in technology and technological risks, and to develop our intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our planned products obsolete or less attractive. Our mining equipment may become obsolete, and our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete.

We are increasingly dependent on information technology systems and infrastructure (cyber security).

Our operations are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by persons with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. It is critical that our systems provide a continued and uninterrupted performance for our business to generate revenues. There can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our business, operations or financial condition of the Company.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain key management, technical, regulatory and financial personnel. Recruiting and retaining capable personnel with experience in pharmaceutical products is vital to our success. There is substantial competition for qualified personnel, and competition is likely to increase. We cannot assure you we will be able to attract or retain the technical and financial personnel we require. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

The SEC is continuing its probes into public companies that appear to incorporate and seek to capitalize on the blockchain technology, and may increase those efforts with novel regulatory regimes and determine to issue additional regulations applicable to the conduct of our business or broadening disclosures in our filings under the Securities Exchange Act Of 1934.

As the SEC stated previously, it is continuing to scrutinize and commence enforcement actions against companies, advisors and investors involved in the offering of cryptocurrencies and related activities. At least one Federal Court has held that cryptocurrencies are “securities” for certain purposes under the Federal Securities Laws.

According to a recent report published by Lex Machina, securities litigation in general and those that are related to blockchain, cryptocurrency or Bitcoin specifically, showed a marked increase during the first two quarters of 2018 as compared to 2017. The total number of securities cases that referenced “blockchain,” “cryptocurrency” or “Bitcoin” in the pleadings tripled in the first half of 2018 alone compared to 2017.On the same day, the SEC announced its first charge against unregistered broker-dealers for selling digital tokens after the SEC issued The DAO Report in 2017. The SEC charged TokenLot LLC (TokenLot), a self-described “ICO Superstore”, and its owners, Lenny Kugel and Eli L. Lewitt, with failing to register as broker-dealers. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other federal and state agencies.

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Recently, the SEC on February 11, 2020, filed charges against an Ohio-based businessman who allegedly orchestrated a digital asset scheme that defrauded approximately 150 investors, including many physicians. The agency alleges that Michael W. Ackerman, along with two business partners, raised at least $33 million by claiming to investors that he had developed a proprietary algorithm that allowed him to generate extraordinary profits while trading in cryptocurrencies. The SEC’s complaint alleges that Ackerman misled investors about the performance of his digital currency trading, his use of investor funds, and the safety of investor funds in the Q3 trading account. The complaint further alleges that Ackerman doctored computer screenshots taken of Q3’s trading account to create. In reality, as alleged, at no time did Q3’s trading account hold more than $6 million and Ackerman was personally enriching himself by using $7.5 million of investor funds to purchase and renovate a house, purchase high end jewelry, multiple cars, and pay for personal security services.

In another recent action filed on March 16, 2020, the SEC obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. and obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. The SEC’s complaint alleges that Florida residents Robert Dunlap and Nicole Bowdler worked with former Washington state senator David Schmidt to market and sell a purported digital asset called the “Meta 1 Coin” in an unregistered securities offering, conducted through the Meta 1 Coin Trust. The complaint alleges that the defendants made numerous false and misleading statements to potential and actual investors, including claims that the Meta 1 Coin was backed by a $1 billion art collection or $2 billion of gold, and that an accounting firm was auditing the gold assets. The defendants also allegedly told investors that the Meta 1 Coin was risk-free, would never lose value and could return up to 224,923%. According to the complaint, the defendants never distributed the Meta 1 Coins and instead used investor funds to pay personal expenses and for other personal purposes.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide digital currency-related services or that accept digital currencies as payment, including financial institutions of investors in our securities.

A number of companies that provide Bitcoin and/or other digital currency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with digital currencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to digital currencies has been particularly harsh. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide Bitcoin and/or derivatives on other digital currency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of digital currencies as a payment system and harming public perception of digital currencies, and could decrease their usefulness and harm their public perception in the future.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which could adversely affect the company.

Although currently Bitcoin, Ethereum, and other cryptocurrencies, the Blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this business opportunity at all, which could have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

If regulatory changes or interpretations require the regulation of Bitcoin or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (“IRS”), Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

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Our digital currencies may be subject to loss, theft or restriction on access.

There is a risk that some or all of our digital currencies could be lost or stolen. Digital currencies are stored in digital currency sites commonly referred to as “wallets” by holders of digital currencies which may be accessed to exchange a holder’s digital currency assets. Hackers or malicious actors may launch attacks to steal, compromise or secure digital currencies, such as by attacking the digital currency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our digital currency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Incorrect or fraudulent digital currency transactions may be irreversible.

Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a digital currency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our digital currency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen digital currency. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any Bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin or other digital currency mine can require massive amounts of electrical power. Our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a Bitcoin are lower than the price of a Bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis with a reliable supplier, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, our business would experience materially negative impacts.

Because we don’t expect to initially host our own Bitcoin Mining equipment, our business is dependent on 3rd parties maintaining the equipment and providing adequate service. Any disruptions in service from these 3rd parties could negatively impact our business.

We do not expect to initially host our Bitcoin Mining equipment. We plan to use 3rd parties to host, maintain, and service the equipment on our behalf. If these 3rd parties cease operations or have other disruptions to the services, we have engaged them to provide, our Bitcoin Mining operations may be halted without any recourse available by the Company. Such a result could harm the value of your investment in the Company.

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We do not anticipate having a predictable stream of revenue from Bitcoin Mining operations, and the variability of our revenues from Bitcoin Mining may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance that will be realized on our Bitcoin Mining activities. If we are unable to achieve a sufficient level of revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

Since there has been limited precedence set for financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions (i.e. receiving or selling Bitcoin) or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

In the Internal Revenue Service’s (“IRS”) release titled, “Notice 2014-21”, they stated “For federal tax purposes, virtual currency is treated as property. General tax principles applicable to property transactions apply to transactions using virtual currency.”

Additionally, in the same notice, the following question was asked: “Q-8: Does a taxpayer who “mines” virtual currency (for example, uses computer resources to validate Bitcoin transactions and maintain the public Bitcoin transaction ledger) realize gross income upon receipt of the virtual currency resulting from those activities?” The IRS responded with: A-8: Yes, when a taxpayer successfully “mines” virtual currency, the fair market value of the virtual currency as of the date of receipt is includible in gross income. See Publication 525, Taxable and Nontaxable Income, for more information on taxable income.”

The following are important guidelines that the IRS has put in place in regard to accounting for digital assets:

•	Cryptocurrency is NOT treated as currency to determine losses or gains under tax laws.
•	Taxpayers MUST include the fair market value of the virtual currency as taxable income when it is used to pay for goods or services.
•	The fair market value is determined as of the date acquired; basically, it is (virtually) exchanged for U.S. dollars for tax purposes.
•	A taxpayer can have a virtual loss or gain.

After reviewing the relevant guidance released by the IRS through notices and publications as seen above, we plan to account for our digital assets as follows; Once we commence our operations, we will be paid cryptocurrency once a day from the blockchain. After taking the fair market value of that cryptocurrency payment, it will be recorded as gross income. Once we transfer that cryptocurrency payment to an exchange like Coinbase to “Convert” it to fiat currency, i.e. US dollars, then the ordinary income rate applies to any gain or loss from the conversion if it is different than the fair market value recorded on the date we received the payment.

As an example:

We are paid 1 (one) Bitcoin on March 29, 2021 at which time Bitcoin has a price of $58,000. We will record the fair market value as of March 29, 2021 as gross income, in this case $58,000. We then transfer this one Bitcoin to Coinbase to convert it US Currency on April 1, 2021. On April1, 2021, at the time we convert the Bitcoin into US Currency, the price of Bitcoin is $59,000. Since we recorded a fair market value on March 29, 2021of $58,000 as gross income, the balance, which in this case is $1,000, will be recorded at the ordinary income rate if sold within one year from the time we received it, or at the Capital Gains rate if it has been over a year since we received it.

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If federal or state legislatures or agencies initiate or release tax determinations that change the classification of Bitcoins as property for tax purposes (in the context of when such Bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as Bitcoins should be treated and taxed as property, and that transactions involving the payment of Bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a Bitcoin passes from one person to another, usually by means of Bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as Bitcoins differently for tax purposes than the IRS. To the extent that a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on Bitcoin users, or imposes sales or value added tax on purchases and sales of Bitcoins for fiat currency, such actions could result in decreased demand for Bitcoins in such jurisdiction, which could impact the price of Bitcoins and negatively impact an investment in our Company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future which could negatively impact an investment in our Company. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

Risks Related to Our Common Stock and this Offering

Investment in our Common Stock is speculative.

The Shares being sold in this offering are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our Shares. Before purchasing any of our Shares, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you may lose all or part of your investment.

There is no current liquid market for the shares of our Common Stock. We may not continue to satisfy the requirements for quotation on the Pink Tier of OTC Markets and, even if we do, an active market for our Common Stock may not develop.

Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “VTXB.” On August 25, 2021, the last reported sale price of our Common Stock on the OTC Pink was $0.0087 per share. Under Regulation A, shares of Common Stock that we sell to non-affiliates of the Company in this Offering are freely tradeable and not restricted. Any securities purchased in this Offering by affiliates of the Company are considered control securities. Nonetheless, even though our Common Stock shares are quoted, that does not mean that there is or will be a liquid market for our Common Stock. Whether or not we’re quoted on a market, or listed on an exchange, investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral, or be able to hold the stock in a traditional brokerage account. Without a liquid market for our Common Stock, it may be impossible for shareholders to be able to value their stock, reducing or eliminating the value of the stock as an incentive. Even if we continue to satisfy the requirements of the OTC Markets Pink Tier, it is not a stock exchange. As a result, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock than there would be if our shares were listed on a stock exchange, which may lead to lower trading prices for our Common Stock.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

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The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results,
•	changes in general economic conditions,
•	changes in market valuations of similar companies,
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
•	poor reviews, and
•	the addition or loss of key managerial and collaborative personnel.

The market price for our Common Stocks is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock shares will be at any time, or if our Common Stock shares will be able to continue to trade, or as to what effect the sale of shares or the availability of Common Stock shares for sale at any time will have on the prevailing market price.

The sale and issuance of additional shares of our Common Stock could cause dilution as well as the value of our Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our Amended and Restated Articles of Incorporation, as amended, authorizes the 3,000,000,000 shares of common stock, of which 256,750,000 shares are currently issued and outstanding and  2,256,750,000 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our Subscription Agreement to be used in this Offering contains an indemnification provision.

Section 5 of the Subscription Agreement, a form of which is filed as Exhibit 4.1 hereto, contains an indemnification provision, which requires the subscriber to agree that the subscriber agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the subscriber in the Subscription Agreement or the breach of any warranty or covenant in the Subscription Agreement by the subscriber. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made by a subscriber in the Subscription Agreement, shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

There is a risk the Offering will not close.

There are numerous possible scenarios pursuant to which this Offering may be abandoned prior to any closing, including a material adverse change or event in the capital markets, which could make it impracticable to consummate the Offering. The emergence of material litigation regarding the Company, the outbreak of war or hostilities, or the Company’s determination that the Offering should be delayed, suspended, or abandoned, due to these or other unforeseeable events.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold at the maximum price of $0.01 per share, the Shares offered herein will constitute approximately 57.74% of the total Shares of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

As of the date of this Offering, the net tangible book value of the Company was approximately $(0.0023) per share of Common Stock on a proforma basis. Net tangible book value per share consists of shareholders’ equity divided by the total number of shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.0108 per share of Common Stock.

Purchasers of our Common Stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this Offering. The following table illustrates this per share dilution:

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	256,750,000	11%	$482,800	2%	$0.0018
Purchasers of Shares	2,000,000,000	89%	$20,000,000	98%	$0.01
Total	2,256,750,000	100%	$20,482,800	100%	$0.0091

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The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of the date of this Offering. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
	100%	50%	25%	10%
Offering Price	$0.01	$0.01	$0.01	$0.01
	per share	per share	per share	per share

Net tangible book value	$(0.0023)	$(0.0023)	$(0.0023)	$(0.0023)
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.0086	$0.0074	$0.0058	$0.0030
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0108	$0.0097	$0.0080	$0.0053
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.0014	$0.0026	$0.0042	$0.0070
	per share	per share	per share	per share

Percent Dilution to New Investors	14.27%	25.56%	42.31%	69.73%

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by our Chief Executive Officer, Todd Higley, who will not receive any commissions or other remunerations for his efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons.

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The Company has 256,750,000 shares of its Common Stock issued and outstanding as of the date of this Offering Circular. The Company is offering up to 2,000,000,000 Shares in this Offering. All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of $0.01 per share for the duration of the Offering. There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or pay for the expenses of this Offering, which we estimate to be $27,500. Our Common Stock is quoted on OTC Markets under the symbol, “VTXB.” On August 25, 2021, the last reported sale price of our Common Stock was $0.0087 per share.

The approximate date of the commencement of the sales of the Shares will be within two calendar days from the date on which the Offering is qualified by the SEC and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

The Shares in this Offering may be sold or distributed from time to time by Mr. Higley directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The Company will pay all expenses the Offering which we expect to be no more than $27,500, using the proceeds of this Offering.

The Company will initially be making offers only to residents of Colorado and Delaware.

Procedures for Subscribing

After the qualification of this Offering Statement by the SEC, if you decide to subscribe for any Shares in this Offering, you must request a Subscription Agreement from the Company by emailing us at investors@vortexbrands.us. You may also request a physical copy of the Subscription Agreement be mailed to you at the address set forth in your email to the Company requesting the Subscription Agreement. The Company will then either email or mail a copy of the Subscription Agreement for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to complete the following procedures:

•	Physically execute the Subscription Agreement and then either:

(1) scan and electronically deliver to us the Subscription Agreement by emailing a signed copy to the Company at investors@vortexbrands.us; or

(2) mailing a copy of the signed Subscription Agreement to us at 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835; and simultaneously and,

•	Pay the Purchase Price (as such term is defined in the Subscription Agreement) by either:

(1) wiring the funds directly to the Company’s designated bank account pursuant to the wire instructions set forth on Exhibit A to the Subscription Agreement; or

(2) mailing a personal check to the Company payable to “Vortex Brands.” at 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835.

A form of Subscription Agreement is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

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The Shares acquired under the Subscription Agreement shall be issued to you by our transfer agent in book entry form upon acceptance of your Subscription Agreement and confirmation of funds received by the Company.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this Offering is one Share. There is no maximum investment amount per subscriber in this Offering.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Shares on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer, which is located at 6725 Via Austi Pwky, Suite 300, Las Vegas, NV 89119, with a phone number of 800-785-7782 and an email address of info@pacificstocktransfer.com.

Book-Entry Records of Shares

Ownership of the Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Shares and shall be recorded by the transfer agent and no physical certificates shall be issued, nor received, by the Company or any other person.

USE OF PROCEEDS

The maximum gross proceeds the Company may receive from the sale of the Shares in this Offering is $20,000,000.

Assuming a maximum raise of $20,000,000, the net proceeds to the Company from this Offering will be approximately $19,972,500, after deducting the estimated offering expenses of approximately $27,500 consisting of legal, accounting, EDGARization, and other fees and expenses incurred in connection with this Offering. Assuming a raise of $15,000,000 (representing 75% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $14,972,500 after deducting the estimated offering expenses. Assuming a raise of $10,000,000 (representing 50% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $9,972,500 after deducting the estimated offering expenses. Assuming a raise of $5,000,000 (representing 25% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $4,972,500, after deducting the estimated offering expenses.

We intend to use the proceeds of this Offering to pay all the expenses of the Offering, and to use the remaining proceeds for acquisition of Bitcoin Mining equipment and general operating capital.

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Please see the table below for a summary of our intended use of the proceeds from this Offering:

If 2,000,000,000 Shares (100%) are sold:

Planned Actions	Estimated Cost to Complete
Acquisition of Bitcoin Mining Equipment	$18,000,000
General operating capital (including costs of offering of $27,500)	$2,000,000
TOTAL	$20,000,000

If 1,500,000,000 Shares (75%) are sold:

Planned Actions	Estimated Cost to Complete
Acquisition of Bitcoin Mining Equipment	$13,500,000
General operating capital (including costs of offering of $27,500)	$1,500,000
TOTAL	$15,000,000

If 1,000,000,000 Shares (50%) are sold:

Planned Actions	Estimated Cost to Complete
Acquisition of Bitcoin Mining Equipment	$9,000,000
General operating capital (including costs of offering of $27,500)	$1,000,000
TOTAL	$10,000,000

If 500,000,000 Shares (25%) are sold:

Planned Actions	Estimated Cost to Complete
Acquisition of Bitcoin Mining Equipment	$5,000,000
General operating capital (including costs of offering of $27,500)	$500,000
TOTAL	$5,000,000

Because this Offering is a “best effort” offering, we may close this Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

DESCRIPTION OF BUSINESS

THE COMPANY’S BUSINESS

Overview

Vortex Brands has two distinct lines of business: (1) provide as a service multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities in the United States; and (2) Bitcoin Mining.

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Phase Angle Synchronization (PAS) Business:

Our Company will provide as a service multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities in the United States. PAS is a one-of-a-kind technology designed to address a one-hundred-year-old inherent problem that was thought to be unsolvable: the inefficient power consumption caused by electric motors. The solution will extend the life of the grid by protecting it from excessive wear and damage, improve grid reliability by reducing line congestion and increasing reserve margin, while creating true cost savings for the utility. Poor power efficiency has been the unsolvable issue in every facility that operates electric motors. PAS is designed to address industrial and commercial use applications in a scalable solution. Revenues will be generated from a service fee we will charge that shares a portion of the savings for the electric utility created by each PAS service installation. The Company intends to use the proceeds from its Bitcoin Mining operation to fund the acquisition and marketing of its PAS Equipment.

Our company holds the irrevocable right to purchase all components necessary to effectuate the PAS system from Tripac Systems, who has done the research and development of PAS equipment over more than 25 years. Their capabilities include experience at assembling the equipment from off-the-shelf components and designing the plans and schematics for PAS equipment. Our Company, together with Tripac Systems, will effectuate the service program and we are likely to have multiple pilot program PAS units operating in one or more locations, to collect initial data on performance prior to a full roll-out. Current efforts are focused on site selection for PAS installations as well as stakeholder and industry support of the pilot program.

As of the date of this Offering Circular, we have not sold any products or generated any revenues to date.

Bitcoin Mining Business

The Company also intends to engage in “Bitcoin Mining” – i.e. the process by which Bitcoins are created, resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort.

The Company intends to purchase and maintain ASIC (application-specific integrated circuit) computers - computers that are specifically designed for cryptocurrency mining - that will be used for Bitcoin Mining. We plans to place the Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. As of the date of this Offering Circular, we have not generated any revenues to date or acquired any Bitcoin Mining equipment.

The Company has not yet purchased any Bitcoin Mining Equipment, nor has it commenced or generated any revenues from Bitcoin Mining.

Organizational History

Vortex Brands Co. (“Vortex Brands”, “we”, “us”, “our”, the “Company” or the “Registrant”) was originally incorporated in the State of Colorado on May 6, 2005 under the name of Global Sunrise, Inc. On January 15, 2007 the Company changed its name to Zulu Energy Corp. On May 29, 2014, the Company changed its name to Vortex Brands Co. The Company trades on OTC Markets PINKS under the symbol “VTXB”.

Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835 and our registered office is located at 1942 Broadway Street, Suite 314C, Boulder, CO 80302. Our telephone number is 213-260-0321. Our E-Mail address is info@vortexbrands.us.

The address of our web site is www.vortexbrands.us and www.blockchainenergyinc.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

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This is the current corporate organization:

Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “VTXB.” On August 25, 2021, the last reported sale price of our Common Stock was $0.0087 per share.

Principal Products and Services

Phase Angle Synchronization (PAS) Business:

Our Company will act as the operating entity in the commercialization efforts of Phase Angle Synchronization (PAS) equipment offered as a service and will create and administer relevant contracts providing PAS service to electric utilities nationwide. Contract services will include creating, negotiating, and administering the monthly service agreements with the electric utility and collecting revenue from a service fee we will charge that shares a portion of the savings for the electric utility created by each PAS service installation. Contract administration may also include contracts for the sourcing or manufacturing of components, assembly, marketing, installation, and maintenance of PAS equipment.

The PAS service will address the problem of inefficient power consumption inherent in every electric motor. This problem places a strain on the grid--namely the transmission and distribution infrastructure of the electric utility--by contributing to what is known as “line congestion”. The PAS equipment improves the consumption efficiency of electricity, installed in parallel behind the meter, and corrects the phase angle precisely to 12 degrees on every cycle (every 1/60th of a second) with the application of precise capacitance phase-to-phase. PAS does this with a complex high-speed computer, which took 25 years to develop because the conceptualized solution did not have the complimentary high-speed computing power to work as fast as was necessary to perform this function, until just a few years ago.

The equipment appears to be different than any other solution because it operates without a reactor, has no cooling fans, and uses a simple “plug-and-play” installation without costly custom engineering. PAS also removes line congestion, improves electric grid stability, and extends the life of electric utility infrastructure. The benefits accrue to the electric utility, primarily since PAS reduces kilovolt-ampere, or kVA, while maintaining the kilowatt-hours, or kWh. This result was measured at a manufacturing facility during R&D comparing the utility bill from the month before PAS installation to the bill after installation. This same result is shown on the demo unit each time it has been shown. The utility bills each customer in kWh but provides kVA so, a reduction in kVA to any facility where PAS is installed will reduce the operating costs of the electric utility, and since it protects the infrastructure PAS will further reduce the electric utility’s maintenance costs.

Clients of the utility who have PAS equipment installed benefit from a reliable grid, meaning less incidence of brown-outs or black-outs, and increased public relations with the ability to publicize the extent to which their facility has reduced its environmental impact by reducing the amount of power the electric utility needs to produce to service the client’s facility. The amount of kVA reduction will be available on every electric bill, so when compared to a baseline operating case for a period prior to PAS installation, there will be an exact amount of “saved kVA” that will translate into trackable and traceable improvements as to environmental impact. Through our operating subsidiary Blockchain Energy, Inc., our company has conceptualized utilizing the public ledger aspects of blockchain technology to document the environmental impact improvements from any PAS service installation, by either implementing available third-party solution or by developing our own solution. Though second in priority to the pilot program and commercialization of the PAS service, a publicly verifiable ledger of these environmental impact improvements could add credibility to the client’s publicity of positive environmental impact.

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Our company holds the irrevocable right to purchase all components necessary to effectuate the PAS system from Tripac Systems, and holds the custodial rights to the demo PAS equipment, as evidenced by the Memorandum of Understanding attached as Exhibit 6.1, and will act in connection with Tripac Systems to commercialize PAS equipment offered as a service to electric utilities nationwide, as described above. Tripac Systems has done the research and development of PAS equipment over the last 25 years. Their capabilities include experience at assembling the equipment from off-the-shelf components and designing the plans and schematics for PAS equipment.

As of the date of this Offering Circular, we have not sold any products or generated any revenues to date.

Bitcoin Mining Business

The Company intends to use the proceeds from this offering to launch Bitcoin Mining operations, through which the Company expects to generate revenues. The Company intends to earn revenues from Bitcoin Mining by providing transaction verification services within the digital currency network of Bitcoin. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of Bitcoin through its participation in the Bitcoin’s network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives Bitcoin, which is recorded as revenue using the closing U.S. Dollar price of the Bitcoin on the date of receipt. The Company will only mine Bitcoin.

Bitcoin Mining

A Bitcoin is one type of an intangible digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security (the “Bitcoin Network”). The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on Bitcoin exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the blockchain. The blockchain records the transaction history of all Bitcoins in existence and, through the transparent reporting of transactions, allows the cryptocurrency network to verify the association of each Bitcoin with the digital wallet that owns them. The network and software programs can interpret the blockchain to determine the exact balance, if any, of any digital wallet listed in the blockchain as having taken part in a transaction on the cryptocurrency network.

Mining is the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. To begin mining, a user can download and run the network mining software, which turns the user’s computer into a node on the network that validates blocks.

All Bitcoin transactions are recorded in blocks added to the blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of Bitcoins to the miner who added the new block. Each unique block can only be solved and added to the blockchain by one miner; therefore, all individual miners and mining pools on the cryptocurrency network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

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The method for creating new Bitcoins is mathematically controlled in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Mining economics have also been much more pressured by the “Difficulty Rate” – a computation used by miners to determine the amount of computing power required to mine Bitcoin. The Difficulty Rate is directly influenced by the total size of the entire Bitcoin network. The Bitcoin network has grown 12-fold in the past year, resulting in a 12-fold increase in difficulty. Meanwhile, demand from miners also drove up hardware and power prices, the largest costs of production. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for Bitcoin issuance) is altered.

Mining pools have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. The mining pool operator provides a service that coordinates the workers. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards in-proportion to the participants’ efforts. While pool fees are not paid directly, pool fees (approximately 2% to 5%) are deducted from amounts we may otherwise earn. Participation in such pools is anticipated to be essential for our mining business.

Our Planned Bitcoin Mining Operations

We intend to purchase and maintain ASIC (application-specific integrated circuit) computers, specifically designed for cryptocurrency mining. We expect to purchase equipment from Whatsminer or Bitmain – each of which are cryptocurrency mining hardware manufacturers. We will initially place the equipment with 3rd party datacenters or farms (often referred to as a “Co-Location”) that will host, provide power, and maintain our equipment for a flat rate per Kilowatt of electricity used (typically between $0.045 to $0.08 per kilowatt). We have not yet identified Co-Location we intend to engage for such a service, but plan to engage such a service provider in the United States once we have raised sufficient funds in this offering to purchase the ASIC computers that will be used for our Bitcoin Mining operations. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment.

The Company has not yet purchased any Bitcoin Mining Equipment, nor has it commenced or generated any revenues from Bitcoin Mining. See “Suppliers” below for expected acquisition costs and operating costs that we expect for the Bitcoin Mining operations.

Our Markets

Phase Angle Synchronization (PAS) Business

It is estimated that 40 percent of all electricity that is generated is lost. If Tripac System’s product works as anticipated that will allow electricity lost at commercial facilities and industrial plants to be saved and utilized. This allows a utility to combat line congestion, improve low reserve margins, and reduce the number of expensive power outages that is estimated at $150 billion dollars per year.

The Phase Angle Synchronization system improves the efficiency in the delivery of electricity. The PAS system will extend the life of the electric grid, protect it from excessive wear and damage, and reduce the number of outage incidences. A pilot program will allow the two companies, Vortex Brands and Tripac Systems, to show electric utilities how this breakthrough product can greatly benefit that industry.

Bitcoin Mining

The Digital Currency Markets

The value of Bitcoins is determined by the supply and demand of Bitcoins in the Bitcoin exchange market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. However, merchant adoption is very low according to a Morgan Stanley note from the summer of 2018 and appears to continue to be low.

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As Bitcoin transactions can be broadcast to the Bitcoin Network by any user’s Bitcoin software and Bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as crypto currency exchanges and Bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, Bitcoins to or from fiat currency.

Under the peer-to-peer framework of the Bitcoin Network, transferors and recipients of Bitcoins are able to determine the value of the Bitcoins transferred by mutual agreement, the most common means of determining the value of a Bitcoin being by surveying one or more Bitcoin exchanges where Bitcoins are publicly bought, sold and traded, i.e., the Bitcoin Exchange Market (“Bitcoin Exchange”).

On each Bitcoin Exchange, Bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies. Bitcoin Exchanges report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of Bitcoins. Market participants can choose the Bitcoin Exchange on which to buy or sell Bitcoins. To date, the SEC has rejected the proposals for Bitcoin ETF’s, citing that lack of enough transparency in the cryptocurrency markets to be sure that prices are not being manipulated. The Wall Street Journal has recently reported on how bots are manipulating the prices of Bitcoin on the crypto exchanges. However, on November 8, 2018, the SEC announced in an order (the “Order”) that it had settled charges against Zachary Coburn, the founder of the digital token exchange EtherDelta, marking the first time that the SEC has brought an enforcement action against an online digital token platform for operating as an unregistered national securities exchange.

Competition

Phase Angle Synchronization (PAS) Business

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Bitcoin Mining

In cryptocurrency mining, companies, individuals and groups generate units of cryptocurrency through mining. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers, with all of which we compete. Miners may organize themselves in mining pools, with which we would compete. The Company intends to participate in mining pools. At present, the information concerning the activities of these enterprises is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable.

Marketing

Phase Angle Synchronization (PAS) Business

We plan to offer our products for sale in the United States.

Bitcoin Mining

Marketing does not factor into our Bitcoin Mining operations.

Distribution

Phase Angle Synchronization (PAS) Business

Distribution of PAS Equipment will likely be contracted to electrical contractors or other relevant service or operating entities for installation and maintenance, the protocols of which will be determined through the pilot program.

Bitcoin Mining

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Distribution does not factor into our Bitcoin Mining operations.

Suppliers

Phase Angle Synchronization (PAS) Business

Our company holds the irrevocable right to purchase all components necessary to effectuate the PAS system from Tripac Systems.

Bitcoin Mining

The Company intends to purchase ASIC computers from cryptocurrency mining hardware manufacturers such as WhatsMiner or Bitmain. We will look to acquire mining equipment for $50 per terahash per second (or “TH/s”). Terahashes are the unit used to measure speed of the mining hardware mining cryptocurrencies, with a TH/s equaling one trillion hash calculations computed in one second. We have not entered into any agreement with these manufacturers or resellers for any hardware.

The Company intends to engage a Co-Location that will host, provide power, and maintain our equipment for a flat rate per Kilowatt of electricity used (typically between $0.045 to $0.08 per kilowatt). We have not yet identified the Co-Location we intend to engage for such a service, but plan to engage such a Co-Location in the United States once we have raised sufficient funds in this offering to purchase the ASIC computers that will be used for our Bitcoin Mining operations.

Bitcoin Mining equipment varies in TH/s and power consumption. Due to the large differences between the Bitcoin Mining Equipment options, the Company will make its acquisition determination based on the following calculations in order to efficiently compare the options: (1) Acquisition cost per TH/s and (2) Power cost per TH/s. We will look to acquire Bitcoin Mining capacity at an acquisition cost of between $50 per TH/s and power consumption costs below $1.90 per TH/s per month. For example, under these calculations 1,000 TH/s would cost the Company up to $50,000 and cost $1,900 per month to operate, and would currently produce approximately 0.00919566 Bitcoin per Day (As of July 23, 2021 and based on open-source calculators available through online resources, such as NovaBlock).

Employees

As of the date of this Offering Circular, we have one full-time employee, Todd Higley, our sole officer and a director of the Company. The Company has not entered into a formal employment agreement with Todd Higley.

Intellectual Property

We do not currently hold rights to any intellectual property.

Government Regulation

Phase Angle Synchronization (PAS) Business

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer the PAS system.

Bitcoin Mining

Government regulation of blockchain and cryptocurrency is under review with a number of government agencies, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, and in other countries. State government regulations also may apply to certain activities such as cryptocurrency exchanges (bitlicense, banking and money transmission regulations) and other activities. Other bodies which may have an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business include the national securities exchanges and the Financial Industry Regulatory Authority. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other agencies. On November 16, 2018, the SEC issued a Statement on Digital Asset Securities Issuance and Trading, in which it emphasized that market participants must still adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain.

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Blockchain and cryptocurrency regulations are in a nascent state with agencies investigating businesses and their practices, gathering information, and generally trying to understand the risks and uncertainties in order to protect investors in these businesses and in cryptocurrencies generally. Various bills have also been proposed in Congress for adoption related to our business which may be adopted and have an impact on us. The offer and sale of digital assets in initial coin offerings, which is not an activity we expect to pursue, has been a central focus of recent regulatory inquiries. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement division (Wall Street Journal, November 17-18, 2018). An annual report by the SEC shows that digital currency scams are among the agency’s top enforcement priorities. The SEC is focused in particular on Initial Coin Offerings (ICOs), which involve the sale of digital tokens related to blockchain projects. Many such projects have failed to deliver on their promises or turned out to be outright scams. In the past year, the enforcement division has opened dozens of investigations involving ICOs and digital assets, many of which were ongoing at the close of FY 2018,” the SEC states in a section of the report titled “ICOs and Digital Assets.”

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may, however, become involved in material legal proceedings in the future.

DESCRIPTION OF PROPERTY

The Company uses offices at 3511 Del Paso Road, STE 160 PMB 208, which serve as its headquarters, at an annual cost of $500.00. These offices are generally used only as a mailing address for the Company as the Company does not have a need for physical office space at this time to conduct its operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this Offering Circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Offering Circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Overview

The Company has two business operations: (1) Bitcoin Mining and (2) offering multi-purpose Phase Angle Synchronization (PAS) equipment as a service to electric utilities in the United States and the administration of that service.

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Phase Angle Synchronization (PAS) Business:

Our Company will act as the operating entity in the commercialization efforts of Phase Angle Synchronization (PAS) equipment offered as a service and will create and administer relevant contracts providing PAS service to electric utilities nationwide. Contract services will include creating, negotiating, and administering the monthly service agreements with the electric utility and collecting revenue from a service fee we will charge that shares a portion of the savings for the electric utility created by each PAS service installation. Contract administration may also include contracts for the sourcing or manufacturing of components, assembly, marketing, installation, and maintenance of PAS equipment.

The PAS service will address the problem of inefficient power consumption inherent in every electric motor. This problem places a strain on the grid--namely the transmission and distribution infrastructure of the electric utility--by contributing to what is known as “line congestion”. The PAS equipment improves the consumption efficiency of electricity, installed in parallel behind the meter, and corrects the phase angle precisely to 12 degrees on every cycle (every 1/60th of a second) with the application of precise capacitance phase-to-phase. PAS does this with a complex high-speed computer, which took 25 years to develop because the conceptualized solution did not have the complimentary high-speed computing power to work as fast as was necessary to perform this function, until just a few years ago.

The equipment appears to be different than any other solution because it operates without a reactor, has no cooling fans, and uses a simple “plug-and-play” installation without costly custom engineering. PAS also removes line congestion, improves electric grid stability, and extends the life of electric utility infrastructure. The benefits accrue to the electric utility, primarily since PAS reduces kilovolt-ampere, or kVA, while maintaining the kilowatt-hours, or kWh. This result was measured at a manufacturing facility during R&D comparing the utility bill from the month before PAS installation to the bill after installation. This same result is shown on the demo unit each time it has been shown. The utility bills each customer in kWh but provides kVA so, a reduction in kVA to any facility where PAS is installed will reduce the operating costs of the electric utility, and since it protects the infrastructure PAS will further reduce the electric utility’s maintenance costs.

Clients of the utility who have PAS equipment installed benefit from a reliable grid, meaning less incidence of brown-outs or black-outs, and increased public relations with the ability to publicize the extent to which their facility has reduced its environmental impact by reducing the amount of power the electric utility needs to produce to service the client’s facility. The amount of kVA reduction will be available on every electric bill, so when compared to a baseline operating case for a period prior to PAS installation, there will be an exact amount of “saved kVA” that will translate into trackable and traceable improvements as to environmental impact. Through our operating subsidiary Blockchain Energy, Inc., our company has conceptualized utilizing the public ledger aspects of blockchain technology to document the environmental impact improvements from any PAS service installation, by either implementing available third-party solution or by developing our own solution. Though second in priority to the pilot program and commercialization of the PAS service, a publicly verifiable ledger of these environmental impact improvements could add credibility to the client’s publicity of positive environmental impact.

Our company holds the irrevocable right to purchase all components necessary to effectuate the PAS system from Tripac Systems, and holds the custodial rights to the demo PAS equipment, as evidenced by the Memorandum of Understanding attached as Exhibit 6.1, and will act in connection with Tripac Systems to commercialize PAS equipment offered as a service to electric utilities nationwide, as described above. Tripac Systems has done the research and development of PAS equipment over the last 25 years. Their capabilities include experience at assembling the equipment from off-the-shelf components and designing the plans and schematics for PAS equipment.

Bitcoin Mining Business

The Company intends to use the proceeds from this offering to launch Bitcoin Mining operations, through which the Company expects to generate revenues. The Company intends to earn revenues from Bitcoin Mining by providing transaction verification services within the digital currency network of Bitcoin. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of Bitcoin through its participation in the Bitcoin’s network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives Bitcoin, which is recorded as revenue using the closing U.S. Dollar price of the Bitcoin on the date of receipt. The Company will only mine Bitcoin.

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Bitcoin Mining

A Bitcoin is one type of an intangible digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security (the “Bitcoin Network”). The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on Bitcoin exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the blockchain. The blockchain records the transaction history of all Bitcoins in existence and, through the transparent reporting of transactions, allows the cryptocurrency network to verify the association of each Bitcoin with the digital wallet that owns them. The network and software programs can interpret the blockchain to determine the exact balance, if any, of any digital wallet listed in the blockchain as having taken part in a transaction on the cryptocurrency network.

Mining is the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. To begin mining, a user can download and run the network mining software, which turns the user’s computer into a node on the network that validates blocks.

All Bitcoin transactions are recorded in blocks added to the blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of Bitcoins to the miner who added the new block. Each unique block can only be solved and added to the blockchain by one miner; therefore, all individual miners and mining pools on the cryptocurrency network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

The method for creating new Bitcoins is mathematically controlled in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Mining economics have also been much more pressured by the “Difficulty Rate” – a computation used by miners to determine the amount of computing power required to mine Bitcoin. The Difficulty Rate is directly influenced by the total size of the entire Bitcoin network. The Bitcoin network has grown 12-fold in the past year, resulting in a 12-fold increase in difficulty. Meanwhile, demand from miners also drove up hardware and power prices, the largest costs of production. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for Bitcoin issuance) is altered.

Mining pools have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. The mining pool operator provides a service that coordinates the workers. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards in-proportion to the participants’ efforts. While pool fees are not paid directly, pool fees (approximately 2% to 5%) are deducted from amounts we may otherwise earn. Participation in such pools is anticipated to be essential for our mining business.

Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835 and our registered office is located at 1942 Broadway Street, Suite 314C, Boulder, CO 80302. Our telephone number is 213-260-0321. Our E-Mail address is info@vortexbrands.us.

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Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred the following operating losses:

The Company has incurred the following losses:

For the period ended February 28, 2021:

Operating Loss: $216,459

Accumulated deficit: $1,082,127

For the period ended February 29, 2020:

Operating Loss: $437,493

Accumulated deficit: $865,668

In addition, as of February 28, 2021 our current liabilities exceeded current assets. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations to date. The Company has incurred the following losses:

For the period ended February 28, 2021:

Operating Loss: $216,459

Accumulated deficit: $1,082,127

For the period ended February 29, 2020:

Operating Loss: $437,493

Accumulated deficit: $865,668

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop our business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

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Liquidity and Capital Resources

As of February 28, 2021 and February 29, 2021, the Company had no cash on hand or other capital resources. We do not have any external sources of capital and are dependent upon continued capital contributions from our management until we begin receiving proceeds from the sale of the Shares in this Offering or are able to raise funds from third-parties. No officer or director, however, is under any obligation to advance us any funds and there are no third-parties that have committed to investing in, or funding the Company. As of July 20, 2021, the Company had $0 in cash on hand.

Plan of Operations

Phase Angle Synchronization (PAS) Business:

Our Company will act as the operating entity in the commercialization efforts of Phase Angle Synchronization (PAS) equipment offered as a service and will create and administer relevant contracts providing PAS service to electric utilities nationwide. Contract services will include creating, negotiating, and administering the monthly service agreements with the electric utility and collecting revenue from a service fee we will charge that shares a portion of the savings for the electric utility created by each PAS service installation. Contract administration may also include contracts for the sourcing or manufacturing of components, assembly, marketing, installation, and maintenance of PAS equipment.

The PAS service will address the problem of inefficient power consumption inherent in every electric motor. This problem places a strain on the grid--namely the transmission and distribution infrastructure of the electric utility--by contributing to what is known as “line congestion”. The PAS equipment improves the consumption efficiency of electricity, installed in parallel behind the meter, and corrects the phase angle precisely to 12 degrees on every cycle (every 1/60th of a second) with the application of precise capacitance phase-to-phase. PAS does this with a complex high-speed computer, which took 25 years to develop because the conceptualized solution did not have the complimentary high-speed computing power to work as fast as was necessary to perform this function, until just a few years ago.

Bitcoin Mining

The Company has not yet begun its Bitcoin Mining operations. The Company plans to use the proceeds from this Offering to purchase the necessary equipment and pay necessary operational costs for its planned Bitcoin Mining operations.

Our specific plan of operations over the next 12-month period is as follows:

Months 0-3:

Bitcoin Mining: The Company intends to begin acquired bitcoin mining equipment upon completion qualification of this Regulation A. Our goal is to acquire 5,000 TH/s which is expected to cost $375,000.

Phase Angle Synchronization (PAS) Business: The Company will use the proceeds from its Bitcoin mining operations to fund its PAS Business operations. We don’t expect to place an order from our supplier for PAS system until mid-2022.

Months 4-6:

Bitcoin Mining: The Company will begin acquiring an additional 25,000 TH/s (for a total of 30,000 TH/s) which we believe will require $1,875,000 in total proceeds from this offering.

Phase Angle Synchronization (PAS) Business: The Company will use the proceeds from its Bitcoin mining operations to fund its PAS Business operations. We don’t expect to place an order from our supplier for PAS system until mid-2022.

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Months 7-9:

Bitcoin Mining: The Company will begin acquiring an additional 70,000 TH/s (for a total of 100,000 TH/s) which we believe will require $5,250,000 in total proceeds from this offering.

Phase Angle Synchronization (PAS) Business: The Company will use the proceeds from its Bitcoin mining operations to fund its PAS Business operations. We don’t expect to place an order from our supplier for PAS system until mid-2022.

Months 10-12:

Bitcoin Mining: The Company will begin acquiring an additional 140,000 TH/s (for a total of 240,000 TH/s) which we believe will require $10,500,000 in total proceeds from this offering.

Phase Angle Synchronization (PAS) Business: The Company will use the proceeds from its Bitcoin mining operations to fund its PAS Business operations. We don’t expect to place an order from our supplier for PAS system until mid-2022.

In order to complete our intended plan of operations, we believe $20,000,000 in Offering proceeds will be required. If we raise less than $20,000,000 from the sale of Shares in this Offering, we may be required to reduce the scope of our planned operations, depending on the amount of proceeds received in this Offering and the amount of revenues we are generating from our business, which we believe we will start generating within the next 12 months and may be able to use to help fund our operations. For example, with respect to our holistic health products business, if we raise less than $20,000,000, we may be required to focus on launching only one or two of the three product lines we intend to launch, and may have to reduce the scope of our intended product offerings under such product line(s). While we believe that there is no minimum amount of proceeds we must receive from this Offering in order to continue our business operations, if we do not raise at least $5,000,000 in proceeds from this offering, or 25% of the maximum offering amount, will be required to seek additional funding within the next 6 months to implement our plan of operations. We may seek to raise funds from additional offerings of debt or equity securities of the Company.

Covid-19 Effects

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations, including our Bitcoin Mining operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole, which may reduce the value of the Bitcoin we intend to mine. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Trends Information

The core elements of our growth strategy include developing a product line with a strong brand awareness. We plan to invest significant resources product development and marketing, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly marketing costs and research and development of new products. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

Our Company plans to raise funds from this Offering, to use to commence operations, and as of the date of this Offering Circular we have not begun production or selling any products. All our operations to date have been developing our business plan, developing our product line and analysis the specific need of our targeted customers for these products. Accordingly, we have not experienced any recognizable trends in the last fiscal year.

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For our Bitcoin Mining business, the Company intends to capitalize on the growing value of cryptocurrencies – specifically Bitcoin – as well as recent enthusiasm for cryptocurrency mining operations in certain areas which the Company believes provides opportunity.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in Note 2 to our financial statements for the year ended February 28, 2021.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Approximate Hours Per Week

Todd Higley	President, Chief Executive Officer and Director		From February 19, 2018 to Present	As required

_________

(1)	All addresses shall be considered 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835

Todd Higley, President, Chief Executive Officer and Director

Todd Higley is a 24-year veteran entrepreneur, business consultant, financing specialist, and expert in consultative sales. For more than 10 years he has been Managing Member of Higley & Higley Worldwide, LLC providing sales, marketing, research, and management consulting to clients in retail, manufacturing, green technology, and mortgage industries. Mr. Higley has advised both established and start-up businesses on their structures and financing requirements, process improvement, and performance enhancement. Mr. Higley spent years cultivating the relationships required to successfully implement these structures.

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Recently, Mr. Higley has dedicated a multi-year effort performing independent research on the electric utility industry acquiring vast knowledge of the problems facing the industry and the solutions provided by PAS technology. In years past, he assisted in the creation of a team which finances 100% of multiple energy efficiency products using the savings those products create to pay back the financing. Mr. Higley excels at finding solutions for his clients, and delights at bringing creative products and disruptive technologies to market.

With over 20 years in the mortgage profession to hone his sales and business management skills, Mr. Higley closed well over $200 Million in residential and commercial loans, worked both retail and wholesale channels for top lenders, founded and ran his own brokerage, and consulted on sales, management, and operation improvements for others.

Mr. Higley holds an MBA from California State University San Bernardino with an emphasis in entrepreneurship. Though formally trained with a degree in Economics at BYU, he has spent many years since shedding the theories of the “dismal science” favoring instead the lessons learned from real-world experience. Mr. Higley is fueled by his desire to help others and improve the world around him.

Item 11: Compensation of Directors and Executive Officers

Name (1)	Capacities in which Compensation was Received (2)	Cash Compensation 2020		Cash Compensation 2021		Other Compensation	Total Compensation

Todd Higley	President, Chief Executive Officer and Director	$100,000	(3)	$100,000	(3)	0	0
Cecilia Widner-White	Director(4)	$100,000	(3)	$100,000	(3)	0	0

_________

1	All addresses shall be considered 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835
2

We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

3	The Cash Compensation of our officers and directors is deferred and they shall not receive compensation until sufficient funds have been raised in this offering.
4	Cecilia Widner-White resigned as an member of the board of directors on June 28, 2021

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of July 19, 2021, and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	Each of our Directors and the named Executive Officers;
•	All of our Directors and Executive Officers as a group; and

•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock
•	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

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Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 207,050,000 shares of common stock and 4,592,900 shares of Preferred Stock outstanding as of January 31, 2019. Unless otherwise noted below, the address of each person listed on the table is c/o Vortex Brands Co., 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835.

If Series C Preferred Shares are not converted into common shares:

	Common Shares Beneficially Owned Prior to Offering		Common Shares Beneficially Owned After the Offering		Series C Preferred Shares Beneficially Owned Before and After the Offering
Name and Position of Beneficial Owner	Number	Percent	Number	Percent	Number	Percent
(Each person owning more than 10% not yet known)	O/S	O/S	O/S	O/S	0	0
Todd Higley	0	0	0	0	2,000,000	42.57
Cecilia Widner-White	0	0	0	0	2,000,000	42.57
Other Shareholders as a Group	O/S	O/S	O/S	O/S	592,900	12.62

Total	207,050,000	100	1,207,050,000	100	4,592,900	100

If Series C Preferred Shares are all converted into common shares after the offering at a ratio of 1:100:

	Common Shares Beneficially Owned Prior to Offering		Common Shares Beneficially Owned After the Offering and the conversion		Series C Preferred Shares Beneficially Owned Before the Offering and the conversion
Name and Position of Beneficial Owner	Number	Percent	Number	Percent	Number	Percent
(Each person owning more than 10% not yet known)	O/S	O/S	O/S	O/S	0	0
Todd Higley	0	0	200,000,000	12.45	2,000,000	42.57
Cecilia Widner-White	0	0	200,000,000	12.45	2,000,000	42.57
Other Shareholders as a Group	O/S	O/S	O/S	O/S	592,900	12.62

Total	207,050,000	100	1,607,050,000	100	4,592,900	100

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

The Company and its officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors
•	Removal of any Directors
•	Amendments to the Company’s Articles of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Employment Agreements

As of July 19, 2021, we do not have any employment or consulting agreements with any directors or officers. Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required. The officers and directors have agreed to receive stock as described herein as compensation for their employment. In addition to stock allocations, Mr. Higley has agreed to $100,000 in annual deferred compensation, until such time as sufficient operating capital has been raised.

Due to Related Party

During the period ended February 28, 2021 and February 29, 2020, the Company deferred $100,000 each year owed as compensation to Mr. Higley and Mrs. Widner-White.

Equity Transactions

During the period ended February 29, 2020, the Company issued 49,700,000 shares of common stock for $238,800.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transactions.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, we plan that our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. We plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our directors and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

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SECURITIES BEING OFFERED

General

We have authorized capital stock consisting of 3,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing, we have 256,750,000 shares of Common Stock, 4,592,900 shares of Preferred Series C Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Preferred Series C Stock

The Company has 4,592,900 shares of Series C Convertible Preferred Stock with a par value of $0.0001 per share issued and outstanding.

Initially, there will be no dividends due or payable on the Series C Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series C Preferred shall have the following liquidation preferences over any other class of stock:

“In the event of a Liquidation Event, the Holders of the SERIES C PREFERRED STOCK shall have the same rights as holders of Common Stock, except that each share of outstanding SERIES C PREFERRED STOCK shall have one thousand (1,000) times the rights as each share of Common Stock (“Liquidation Ratio”). Collectively, the holders of the then outstanding shares of Common Stock and the holders of the then outstanding shares of SERIES C PREFERRED STOCK shall be entitled to receive all of the remaining assets of the Corporation available for distribution to such stockholders. The distribution shall be ratable, in proportion to the number of shares of the Common Stock and/or Series C Preferred Stock held by them, after giving effect to the Liquidation Ratio.”

Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to two thousand five hundred (2,500) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series C Preferred Stock into a 100 of fully paid and non-assessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

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Options and Warrants

None.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to the Offering, there are 256,750,000 Shares issued and outstanding. Upon closing of this Offering, if it is fully subscribed, 2,256,750,000 shares will be issued and outstanding.

All of the Shares sold in this offering will be freely tradable unless purchased by our affiliates.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the then-outstanding Shares, which will equal approximately 22,630,000 Shares immediately after this offering; and

•	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our Common Stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the Common Stock, and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the offering. Any future sale of substantial amounts of the Common Stock in the open market may adversely affect the market price of the Common Stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

Transfer of our Shares may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Shares and persons who desire to purchase them in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Shares for an indefinite period of time.

The Company will file with the States of Colorado and Delaware under their respective state statues for “Registration by Coordination.” Generally under Registration By Coordination, the registration statement or offering is considered effective (or qualified) simultaneously with or subsequent to the federal registration statement.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by legal counsel in Exhibit 12.1.

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INTERESTS OF NAME EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the validity of the securities offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.vortexbrands.us. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

43

VORTEX BRANDS Co.

FINANCIAL STATEMENTS

F-1

Vortex Brands Co.

Consolidated Balance Sheet

(Unaudited)

	As of	As of
	February 28,	February 29,
	2021	2020
Assets
Current assets
Cash	$-	$-
Total current assets	-	-

Property and equipment, net	68,817	77,433
Total Assets	$68,817	77,433

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$67,144	$57,039
Accrued management fees	600,000	400,000
Due to related parties	-	2,262
Total liabilities	667,144	459,301

Commitments and Contingencies	-	-

Stockholders’ deficit
Preferred stock: 20,000,000 authorized; $0.0001 par value Series C Preferred Stock, 9,996,000 shares designated; $0.0001 par value; 4,592,900 shares issued and outstanding	459	459
Common stock: 3,000,000,000 shares authorized; $0.0001 par value 256,750,000 and 256,750,000 shares issued and outstanding	25,675	25,675
Additional paid-in capital	457,666	457,666
Accumulated deficit	(1,082,127)	(865,668)
Total stockholders’ deficit	(598,327)	(381,868)
Total Liabilities and Stockholders’ Deficit	$68,817	$77,433

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Vortex Brands Co.

Consolidated Statement of Operations

(Unaudited)

	Fiscal Year Ending
	February 28,	February 29,
	2021	2020

Revenues	$-	$-

Operating Expenses
General and administrative	207,843	357,877
Research and development	-	71,000
Deprecation	8,616	8,616
Total operating expenses	216,459	437,493

Operating Loss	(216,459)	(437,493)

Loss Before Income Taxes	(216,459)	(437,493)
Provision for income taxes	-	-

Net Loss	$(216,459)	$(437,493)

Basic and diluted loss per common share	$(0.001)	$(0.002)
Basic and diluted weighted average common shares outstanding	256,750,000	235,002,500

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Vortex Brands Co.

Consolidated Statement of Stockholders’ Deficit

For the period from Inception (December 28, 2017) to February 28, 2021

(Unaudited)

			Common Stock		Additional		Total Shareholders’
	Series C Preferred Stock		Number of		Paid in	Accumulated	Equity
	Shares	Amount	shares	Amount	Capital	Deficit	(Deficit)

Balance, December 28, 2017 (inception)	-	$-	-	$-	$-	$-	$-

Preferred shares issued for services	9,996,000	1,000	-	-	-	-	1,000
Common shares issued for cash	-	-	117,000,000	11,700	222,300	-	234,000
Recapitalization	-	-	90,050,000	9,005	(9,005)	-	-
Net loss	-	-	-	-	-	(33,192)	(33,192)
Balance, February 28, 2018	9,996,000	1,000	207,050,000	20,705	213,295	(33,192)	201,808

Preferred shares canceled	(5,528,500)	(553)	-	-	553	-	-
Preferred shares issued for cash	125,000	12	-	-	24,988	-	25,000
Net loss	-	-	-	-	-	(394,983)	(394,983)
Balance, February 28, 2019	4,592,900	$459	207,050,000	$20,705	$238,836	$(428,175)	$(168,175)
Common shares issued for cash	-	-	49,700,000	4,970	218,830	-	223,800
Net loss	-	-	-	-	-	(437,493)	(437,493)
Balance, February 29, 2020	4,592,900	$459	256,750,000	$25,675	$457,666	$(865,668)	$(381,868)
Net loss	-	-	-	-	-	(216,459)	(216,459)
Balance, February 28, 2021	4,592,900	$459	256,750,000	$25,675	$457,666	$(1,082,127)	$(598,327)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Vortex Brands Co.

Consolidated Statement of Cash Flows

(Unaudited)

	Year Ended	Year Ended
	February 28,	February 29,
	2021	2020

Cash Used in Operating Activities
Net loss	$(216,459)	$(437,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-
Depreciation	8,616	8,616
Changes in non-cash working capital balances:
Accounts payable	10,105	3,896
Accrued management fees	200,000	200,000
Due to related parties	-	-
Net Cash Used in Operating Activities	2,262	(224,981)

Cash Used in Investing Activities
Purchases of equipment	-	-
Net Cash Used in Investing Activities	-	-

Cash Provided by Financing Activities
Proceeds from issuance of common shares	-	223,800
Payment due to related party	(2,262)	-
Net Cash Provided by Financing Activities	(2,262)	223,800

Net change in cash for the period	-	(1,181)
Cash at beginning of period	-	1,181
Cash at end of period	$-	$-

Supplemental Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Vortex Brands Co.

Notes to the Consolidated Financial Statements

February 28, 2021 and February 29, 2020

NOTE 1. ORGANIZATION AND BUSINESS

Organization and Operations

Vortex Brands Co., (“Vortex”, the “Company”) is a Colorado corporation incorporated on May 6, 2005. It is based in Sacramento, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is February 28 (February 29 in leap years).

The Company has two business operations: (1) Bitcoin Mining and (2) offers multi-purpose Phase Angle Synchronization (PAS) equipment as a service to electric utilities in the United States.

Bitcoin Mining Business

The Company also intends to engage in “Bitcoin Mining” – i.e. the process by which Bitcoins are created, resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort.

The Company intends to purchase and maintain ASIC (application-specific integrated circuit) computers - computers that are specifically designed for cryptocurrency mining - that will be used for Bitcoin Mining. We plans to place the Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. As of the date of this Offering Circular, we have not generated any revenues to date or acquired any Bitcoin Mining equipment.

Phase Angle Synchronization (PAS) Business:

Our Company will provide as a service multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities in the United States. PAS is a one-of-a-kind technology designed to address a one-hundred-year-old inherent problem that was thought to be unsolvable: the inefficient power consumption caused by electric motors. The solution will extend the life of the grid by protecting it from excessive wear and damage, improve grid reliability by reducing line congestion and increasing reserve margin, while creating true cost savings for the utility. Poor power efficiency has been the unsolvable issue in every facility that operates electric motors. PAS is designed to address industrial and commercial use applications in a scalable solution. Revenues will be generated from a service fee we will charge that shares a portion of the savings for the electric utility created by each PAS service installation. The Company intends to use the proceeds from its Bitcoin Mining operation to fund the acquisition and marketing of its PAS Equipment.

Our company holds the irrevocable right to purchase all components necessary to effectuate the PAS system from Tripac Systems, who has done the research and development of PAS equipment over more than 25 years. Their capabilities include experience at assembling the equipment from off-the-shelf components and designing the plans and schematics for PAS equipment. Our Company, together with Tripac Systems, will effectuate the service program and we are likely to have multiple pilot program PAS units operating in Detroit, Michigan and potentially other locations, to collect initial data on performance prior to a full roll-out. Current efforts are focused on site selection for PAS installations as well as stakeholder and industry support of the pilot program.

As of the date of this Offering Circular, we have not sold any products or generated any revenues to date.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

General principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The fiscal year end is November 30.

F-6

Related Party Transactions

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC 850, Related Party Disclosures (“FASB ASC 850”) requires that transactions with related parties that would make a difference in decision making shall be disclosed so that users of the financial statements can evaluate their significance. Related party transactions typically occur within the context of the following relationships:

•	Affiliates of the entity;
•	Entities for which investments in their equity securities is typically accounted for under the equity method by the investing entity;
•	Trusts for the benefit of employees;
•	Principal owners of the entity and members of their immediate families;
•	Management of the entity and members of their immediate families.

that can significantly influence the management or operating policies of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Consolidation Policy

For February 28, 2021 and February 29, 2020, the consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Blockchain Energy. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired.

Revenue recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by: (1) identify the contract (if any) with a customer; (2) identify the performance obligations in the contract (if any); (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract (if any); and (5) recognize revenue when each performance obligation is satisfied. Under ASC 606, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. Other than The Company has no outstanding contracts with any of its’ customers. The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product and is based on the applicable shipping terms.

F-7

For contracts with customers, ownership of the goods and associated revenue are transferred to customers at a point in time, generally upon shipment of a product to the customer or receipt of the product by the customer and without significant judgments. Advance payments are typically required for commercial customers and are recorded as current liability until revenue is recognized. Advance payments are not required for government customers. The majority of contracts typically require payment within 30 to 60 days after transfer of ownership to the customer.

Advertising and marketing expenses

Advertising and marketing expenses are charged to the statement of operations and comprehensive income, as incurred.

Income taxes

The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes”. This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carry-forward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, “Income Taxes”. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

Share-Based Expense

ASC 718, “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees and non-employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Share-based expense totaled $0 for the period ending February 28, 2021 and February 29, 2020.

Earnings per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of February 28, 2021, there are no convertible shares that were dilutive instruments and are not included in the calculation of diluted loss per share as their effect would be antidilutive.

F-8

Fair value measurements

Fair value is defined as the price that the Company would receive to sell an investment or pay to transfer a liability in a timely transaction with an independent counter-party in the principal market or in the absence of a principal market, the most advantageous market for the investment or liability. A three-tier hierarchy is established to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs); and establishes a classification of fair value measurements for disclosure purposes.

The hierarchy is summarized in the three broad levels listed below:

Level 1	quoted prices in active markets for identical assets and liabilities
Level 2	other significant observable inputs (including quoted prices for similar assets and liabilities, interest rates, credit risk, etc.)
Level 3	significant unobservable inputs (including the Company’s own assumptions in determining the fair value of assets and liabilities).

The Company’s financial instruments consist primarily of cash and due to related parties. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

There were no transfers between the levels of the fair value hierarchy during the period ended February 28, 2021 and February 29, 2020.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies relating to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of the contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements.

Recently Issued Accounting Standards

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. The ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2018.

In January 2017, the FASB issued ASU No. 217-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. The amendments simplify the subsequent measurement of goodwill and eliminate the two-step goodwill impairment test. The Company will perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize a goodwill impairment charge for the amount by which the reporting unit’s carrying amount exceeds its fair value. If fair value exceeds the carrying amount, no impairment should be recorded. Any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Impairment losses on goodwill cannot be reversed once recognized. The ASU is effective prospectively for fiscal years and interim periods within those years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We do not anticipate any material impact on the condensed consolidated financial statements.

F-9

Management has considered all recent accounting pronouncements issued. The Company’s management believes that recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of February 28, 2021, the Company has a loss from operations, an accumulated deficit, no revenue, and a working capital deficiency. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ended February 28, 2021.

Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. PROPERTY AND EQUIPMENT, NET

Property and equipment, net at February 28, 2021 and February 29, 2020 consist of the following:

	February 28,	February 29,
	2021	2020

Technical equipment	$77,433	$86,049
Less: accumulated depreciation	(8,616)	(8,616)
Equipment	$68,817	$77,433

NOTE 5. STOCKHOLDERS’ DEFICIT

General

We have authorized capital stock consisting of 3,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing, we have 256,750,000 shares of Common Stock, 4,592,900 shares of Preferred Series C Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

F-10

During the period ended February 28, 2021, there were no issuances of common stock

During the period ended February 29, 2020, the Company issued 49,700,000 shares of common stock for $238,800.

As of February 28, 2021, 256,750,000 shares of common stock were issued and outstanding. As of February 29, 2020, 256,750,000 shares of common stock were issued and outstanding.

Preferred Stock

Series C Preferred Stock

The Company designated 9,996,000 shares of Series C Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series C Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series C Preferred shall have the following liquidation preferences over any other class of stock:

“In the event of a Liquidation Event, the Holders of the SERIES C PREFERRED STOCK shall have the same rights as holders of Common Stock, except that each share of outstanding SERIES C PREFERRED STOCK shall have one thousand (1,000) times the rights as each share of Common Stock (“Liquidation Ratio”). Collectively, the holders of the then outstanding shares of Common Stock and the holders of the then outstanding shares of SERIES C PREFERRED STOCK shall be entitled to receive all of the remaining assets of the Corporation available for distribution to such stockholders. The distribution shall be ratable, in proportion to the number of shares of the Common Stock and/or Series C Preferred Stock held by them, after giving effect to the Liquidation Ratio.”

Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to two thousand five hundred (2,500) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series C Preferred Stock into a 100 of fully paid and non-assessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

The Series C Preferred has the following anti-dilution language:

“For a period of 24 months after the Preferred is issue, the conversion price of the Series C Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares and the fully convertible positions of this Series C Preferred. At the expiration of the anti-dilution period, the conversion rate in Section V (A) above shall be equal to a conversion rate equal to 72.5% on the Common Stock. For example, if on the date of expiration of the anti-dilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series C Preferred Stock shall convert at a rate of 181.9 common shares for each 1 Series Preferred Share.”

F-11

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The company has evaluated the Series C Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The Series C Preferred Stock is non-redeemable.

On October 29, 2018, as part of the resignation of two of our directors, they agreed to cancel and return to the Company 4,000,000 shares of Series C preferred stock. There was no consideration given for the 4,000,000 shares that were returned.

During the period ended February 28, 2021 and February 29, 2021, there were no issuances of preferred stock

As of February 28, 2021 and February 28, 2020, 4,592,900 and 4,592,900 shares of Series C Preferred Stock were issued and outstanding, respectively.

NOTE 6. PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

Net deferred tax assets consist of the following components as of:

	February 28,	February 29,
	2021	2020
NOL carry forward	$45,456	$91,874
Valuation allowance	(45,456)	(91,874)
Net deferred tax asset	$-	$-

Utilization of the NOL carry forwards, which expire 20 years from when incurred, of approximately $45,456 for February 28, 2021 and $91,874 for February 29, 2020 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

F-12

NOTE 7. RELATED PARTY CONSIDERATIONS

The officer and directors have agreed to receive stock as compensation for their employment. Mr. Higley and Mrs. Widner-White have agreed to $100,000 each in annual deferred compensation, until such time as sufficient operating capital has been raised. As of February 28, 2021, and February 29, 2020, the Company recorded accrued salary of $200,000 for each period.

Due to Related Party

During the period ended February 28, 2021, we paid $2,262 that was due to Mrs. Widner-White.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated events occurring between the end of the fiscal year, February 28, 2021 to the date when the financial statements were issued:

None.

F-13

VORTEX BRANDS CO.

Best Efforts Offering of

$20,000,000 Maximum Offering Amount (2,000,000,000 Common Stock Shares)

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1	Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State
2.2	By-laws of Vortex Brands Co.
4.1	Form of Subscription Agreement
6.1	Memorandum of Understanding with Tripac Systems
10.1	Power of attorney (included on signature page).
11.2	Legal Consent (included in Exhibit 12.1).
12.1	Opinion of Legality

44

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on August 26, 2021.

VORTEX BRANDS CO.

By:	/s/ Todd Higley
Name:	Todd Higley
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Higley as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on August 26, 2021.

Name	Title

/s/ Todd Higley	Chief Executive Officer, Director
Todd Higley	(Principal Executive, Financial and Accounting Officer)

45